UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

Sienna Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, Sienna Biopharmaceuticals, Inc. (the “Company”) announced that Richard Peterson is resigning from his position as Chief Financial Officer of the Company for personal reasons, and not as the result of any disagreement with the Company, its management or Board of Directors, effective as of March 29, 2018. The Company also announced the appointment of John Smither as Chief Financial Officer of the Company, effective as of April 16, 2018.

In connection with his resignation, Mr. Peterson entered into a separation and general release agreement with the Company (the “Separation Agreement”) on March 19, 2018 whereby Mr. Peterson’s resignation is effective March 29, 2018 and, in exchange for a general release of claims in favor of the Company, the Company will provide continued healthcare coverage premiums until the earlier of September 30, 2018 or the date he becomes eligible for healthcare coverage from another employer. The foregoing description of the material terms of the Separation Agreement is qualified in its entirety by the complete terms of such agreement, which will be filed as an exhibit in the Company’s quarterly report for the three months ended March 31, 2018.

Mr. Smither, age 65, previously served as the Company’s Chief Financial Officer from January 2016 through March 2017, and has served as an independent consultant in the biopharmaceutical industry. Mr. Smither served as Chief Financial Officer of Kythera Biopharmaceuticals, Inc., a publicly traded biotechnology company, from November 2007 until it was acquired by Allergan plc. in October 2015. From 1998 to 2007, Mr. Smither held various positions at Amgen Inc., a publicly traded biotechnology company, including Executive Director of Corporate Accounting, Vice President of Finance and Administration of Amgen’s European Division, and Head of Internal Audit. Prior to joining Amgen, Mr. Smither served as an Audit Partner at Ernst & Young LLP, a public accounting firm. Mr. Smither is a member of the board of directors of Achaogen, Inc., a publicly traded biopharmaceutical company, and serves as chair of the audit committee and a member of the compensation committee. Mr. Smither holds a B.S. in Business Administration from California State University, Los Angeles. Mr. Smither is a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and Financial Executives International.

In connection with his commencement of employment with the Company, Mr. Smither entered into an employment agreement (the “Employment Agreement”) with the Company, which provides for an annual base salary of $360,000 and an annual bonus targeted at 35% of his base salary. Mr. Smither will be granted an option to purchase 170,000 shares of the Company’s common stock, on or soon after the date Mr. Smither commences employment with the Company. The option will have an exercise price equal to the closing trading price of the Company’s common stock as reported on the Nasdaq Global Select Market on the date of grant, or if the date of grant is not a trading day, on the immediately preceding trading day. The stock option will be granted under the Company’s 2017 Incentive Award Plan and (i) 20,000 shares of Company common stock underlying the option will vest upon satisfaction of a performance-based milestone and (ii) 150,000 shares of Company common stock underlying the option will vest with respect to 25% of the shares on the first anniversary of the date Mr. Smither commences employment with the Company, and the remaining shares will vest in equal monthly installments over 36 months thereafter, subject to continued service to the Company through the applicable vesting date. The Employment Agreement also provides that in the event of a “change in control”, each then-outstanding equity award held by Mr. Smither will accelerate in respect of fifty percent (50%) of the unvested shares of Company common stock underlying the award. The remaining unvested portion of each award will continue to vest on the same schedule in effect as of immediately prior to the change in control, provided, that any portion of the award that remains unvested as of the first anniversary of the change in control will thereupon vest, subject to Mr. Smither’s continued employment through such date.

In addition, under the Employment Agreement, in the event that Mr. Smither’s employment with the Company is terminated by the Company without “cause” or by Mr. Smither for “good reason”, then in exchange for timely providing the Company a general release of claims, he is entitled to receive (i) a cash lump sum payment equal to six (6) months of his then-existing base salary and (ii) continued healthcare coverage premiums for six (6) months. If the termination or resignation occurs during the period commencing three (3) months prior to a change in control and ending eighteen (18) months after a change in control, then, in lieu of the foregoing benefits, Mr. Smither is entitled to receive (a) a cash lump sum payment equal to (i) twelve (12) months of his then-existing base salary, plus (ii) his target bonus, plus (iii) a pro-rated target bonus for the year of termination, (b) continued healthcare coverage premiums for twelve (12) months and (c) full accelerated vesting of each then-outstanding equity award, including any then-outstanding stock option, held by him and (d) the extension of the post termination exercise period of each then-outstanding stock option to the earlier of the twelve (12) month anniversary of the date of termination or the original expiration date of the stock option. The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by the complete terms of such agreement, which will be filed as an exhibit in the Company’s quarterly report for the three months ended March 31, 2018.

In connection with Mr. Smither’s appointment as Chief Financial Officer, the Company will enter into an indemnification agreement with Mr. Smither (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders. The Indemnification Agreement, among other things, requires the Company to indemnify Mr. Smither to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as an executive officer. The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A on July 3, 2017 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018	Sienna Biopharmaceuticals, Inc. (Registrant)

	By:	/s/ Timothy K. Andrews
	Name:	Timothy K. Andrews
	Title:	General Counsel and Secretary